Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $0.001 per share of Appgate, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2024.

Dated: February 14, 2024

magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

magnetar capital partners LP

By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

supernova management llc

By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager

/s/ David J. Snyderman
Attorney-in-fact for David J. Snyderman